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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of LESCO, Inc. of our report dated February 17, 1998, included in the 1997 Annual Report to Shareholders of LESCO, Inc.

Our audits also included the financial statement schedule of LESCO, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-38118) pertaining to the LESCO, Inc. Stock Investment and Salary Savings Plan and Trust, in the Registration Statement (Form S-8 No. 33-22685) pertaining to the LESCO, Inc. 1988 Stock Option Plan and Stock Bonus Plan and in the Registration Statement (Form S-8 No. 33-82490) pertaining to the LESCO, Inc. 1992 Stock Incentive Plan and the Employment Agreement by and between LESCO, Inc. and William A. Foley, of our report dated February 17, 1998, with respect to the financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of LESCO, Inc.





                                              /s/Ernst & Young LLP




Cleveland, Ohio
March 24, 1998